Exhibit 10.16

LEASE

BETWEEN

THE IRVINE COMPANY LLC

AND

TIGERLOGIC CORPORATION

LEASE

(Short Form)

THIS LEASE is made as of January 23, 2014, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, hereafter called “Landlord,” and TIGERLOGIC CORPORATION, a Delaware corporation, hereafter called “Tenant.”

ARTICLE 1.  BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Tenant’s Trade Name:	N/A

2.	Premises:	Suite No. 190 (The Premises are more particularly described in Section 2.1)

	Address of Building:	2855 Michelle Drive, Irvine, CA 92606

	Project Description:	Jamboree Business Center (as shown on Exhibit Y to this Lease)

3.	Use of Premises: General office

4.	Estimated Commencement Date: 11 weeks from and after the date of this Lease

5.	Lease Term: 60 months, plus such additional days as may be required to cause this Lease to expire on the final day of the calendar month.

6.	Basic Rent:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
1 to 12	$1.46	$7,053.00
13 to 24	$1.53	$7,391.00
25 to 36	$1.59	$7,681.00
37 to 48	$1.67	$8,068.00
49 to 60	$1.74	$8,406.00

7.	Expense Recovery Period: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8.	Floor Area of Premises: approximately 4,831 rentable square feet (Landlord and Tenant stipulate and agree that the Floor Area of Premises is correct).

Floor Area of Building: approximately 77,625 rentable square feet (which Landlord represents was determined using the same method of calculation used to measure the Floor Area of the Premises).

9.	Security Deposit: $9,247.00

10.	Broker(s): Irvine Realty Company (“Landlord’s Broker”) and Travers Realty Corporation (“Tenant’s Broker”)

11.	Parking: 17 parking spaces in accordance with the provisions set forth in Exhibit F to this Lease.

12.	Address for Payments and Notices:

	LANDLORD	TENANT

Payment Address:

THE IRVINE COMPANY LLC

Department #9893

Los Angeles, CA 90084-9893

Notice Address:

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Senior Vice President, Property Operations

Irvine Office Properties

with a copy of notices to:

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Vice President Operations

Irvine Office Properties, Technology Portfolio

TIGERLOGIC CORPORATION

2855 Michelle Drive, Suite 190

Irvine, CA 92606

Attn: Thomas Lim

Prior to the Commencement Date, all notices to Tenant shall be sent to the following address:

TIGERLOGIC CORPORATION

153 Castro Street, Third Floor

Mountain View, CA 94941

Attn: Thomas Lim

LIST OF LEASE EXHIBITS (All exhibits, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease):

Exhibit A                                                             Description of Premises

Exhibit B                                                             Operating Expenses

Exhibit C                                                             Utilities and Services

Exhibit D                                                             Tenant’s Insurance

Exhibit E                                                              Rules and Regulations

Exhibit F                                                               Parking

Exhibit G                                                             Additional Provisions

Exhibit H                                                            Hazardous Materials Disclosure Statement

Exhibit X                                                             Work Letter

Exhibit Y                                                             Project Description

ARTICLE 2.  PREMISES

2.1.  LEASED PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord the Premises shown in Exhibit A (the “Premises”), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions (the “Floor Area”).  The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the “Building”), which is a portion of the project described in Item 2 (the “Project”).

2.2.  ACCEPTANCE OF PREMISES.  Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or the suitability or fitness of either for any purpose, except as set forth in Section 2 of Exhibit G attached to this Lease.  Tenant acknowledges that the flooring materials which may be installed within portions of the Premises located on the ground floor of the Building may be limited by the moisture content of the Building slab and underlying soils.  The taking of possession or use of the Premises by Tenant for any purpose other than construction or the installation of telephones, internet connection, furniture, equipment and computers shall conclusively establish that the Premises and the Building were in satisfactory condition and in conformity with the provisions of this Lease in all respects, except for those matters which Tenant shall have brought to Landlord’s attention on a written punch list and subject to Landlord’s warranty of the Tenant Improvement Work as referenced in the Work Letter attached as Exhibit X (the “Work Letter”).  The punch list shall be limited to any items required to be accomplished by Landlord under the Work Letter, and shall be delivered to Landlord within 30 days after the Commencement Date (as defined herein).  Nothing contained in this Section 2.2 shall affect the commencement of the Term or the obligation of Tenant to pay rent.  Landlord shall diligently complete all punch list items of which it is notified as provided above.

ARTICLE 3.  TERM

3.1.  GENERAL.  The Term of this Lease (“Term”) shall be for the period shown in Item 5 of the Basic Lease Provisions.  The Term shall commence (“Commencement Date”) on the earlier of (a) the date the Premises are “ready for occupancy” (as hereinafter defined) and possession thereof is delivered to Tenant, but not sooner than April 1, 2014, or (b) the date Tenant commences its normal business activities within the Premises.  Promptly following request by Landlord, the parties shall memorialize on a form provided by Landlord (the “Commencement Memorandum”) the actual Commencement Date and the expiration date (“Expiration Date”) of this Lease; should Tenant fail to execute and return the Commencement Memorandum to Landlord within 5 business days (or provide specific written objections thereto within that period), then Landlord’s determination of the Commencement and Expiration Dates as set forth in the Commencement Memorandum shall be conclusive.  The Premises shall be deemed “ready for occupancy” if and when Landlord, to the extent applicable, (i) has substantially completed all the work required to be completed by Landlord pursuant to the Work Letter but for minor punch list matters that do not materially impair Tenant’s use of the Premises, and has obtained the requisite governmental approvals for Tenant’s occupancy in connection with such work, and (ii) has provided reasonable access to the Premises for Tenant so that the Premises may be used without unreasonable interference.

3.2.  DELAY IN POSSESSION.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date set forth in Item 4 of the Basic Lease Provisions, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage.  However, Tenant shall not be liable for any rent until the Commencement Date occurs as provided in Section 3.1 above, except that if Landlord’s failure to substantially complete all work required of Landlord pursuant to Section 3.1(i) above is attributable to any Tenant Delay as described in the Work Letter), then the Premises shall be deemed ready for occupancy, and Landlord shall be entitled to full performance by Tenant (including the payment of rent), as of the date Landlord would have been able to substantially complete such work and deliver the Premises to Tenant but for Tenant’s delay(s), but not sooner than April 1, 2014.

Notwithstanding anything to the contrary contained in this Section 3.2, if for any reason other than “Tenant Delays” (as defined in the Work Letter attached hereto), or other matters beyond Landlord’s reasonable control, the actual Commencement Date has not occurred by the date that is 90 days following the Estimated Commencement Date (the “Outside Date”), then Tenant may, by written notice to Landlord given at any time thereafter but prior to the actual occurrence of the Commencement Date, elect to terminate this Lease; provided, however, that if the Commencement Date occurs within 10 business days after delivery to Landlord of Tenant’s termination notice, this Lease shall continue in full force and effect.  If the Commencement Date has not occurred within 10 business days after the date of delivery of Tenant’s termination notice, then this Lease shall terminate as of the 10th business day after delivery of the termination notice, and Landlord shall promptly return to Tenant any prepaid rent and/or Security Deposit delivered to Landlord.  Notwithstanding the foregoing, if at any time during the construction period, Landlord reasonably believes that the Commencement Date will not occur on or before the Outside Date, Landlord shall have the right to notify Tenant in writing of such fact and of a new Outside Date on or before which the Commencement Date will occur (the “New Outside Date”), and Tenant must elect within 10 days of delivery of such notice to either terminate this Lease or waive its right to terminate this Lease (provided the Commencement Date does occur on or prior to the New Outside Date established by Landlord in such notice to Tenant).  Tenant’s failure to elect to terminate this Lease within such 10 day period shall be deemed Tenant’s waiver of its right to terminate this Lease as provided in this paragraph as to the original Outside Date, but not as to the New Outside Date established by said notice.

ARTICLE 4.  RENT AND OPERATING EXPENSES

4.1.  BASIC RENT.  From and after the Commencement Date, Tenant shall pay to Landlord without abatement, deduction or offset (except as otherwise specifically set forth in this Lease) a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions (the “Basic Rent”).  If the Commencement Date is other than the first day of a calendar month, any rental adjustment shown in Item 6 shall be deemed to occur on the first day of the next calendar month following the specified monthly anniversary of the Commencement Date.  The Basic Rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month.  No demand, notice or invoice shall be required.

4.2.  OPERATING EXPENSES. Tenant shall pay Tenant’s Share of Operating Expenses in accordance with Exhibit B of this Lease.

4.3.  SECURITY DEPOSIT.  Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under this Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by this Lease.  Upon any breach of the foregoing obligations by Tenant, which breach continues beyond any applicable cure or grace period Landlord may apply all or part of the Security Deposit as full or partial compensation to remedy such breach.  If any portion of the Security Deposit is so applied, Tenant shall within 5 business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount.  Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.  In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease.  Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of this Lease and Tenant’s vacation of the Premises.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

ARTICLE 5.  USES

5.1.  USE.  Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions and for no other use whatsoever.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance in the Premises or the Project. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, and with all energy usage reporting requirements of Landlord.  As of the date of this Lease, there has been no inspection of the Building and Project by a Certified Access Specialist as referenced in Section 1938 of the California Civil Code. Notwithstanding the foregoing, in no event shall Tenant be responsible for (i) making any improvements to the Building or the Premises which are required as a result of any applicable laws or codes, except to the extent the same is triggered by Tenant’s specific use of the Premises (other than ordinary office use) or by any Alterations made by Tenant to the Premises (excluding the Tenant Improvements), (ii) paying the cost of bringing the Building or any systems therein into compliance with any applicable laws or codes in effect as of the Commencement Date of this Lease, and (iii) remediating any Hazardous Materials (as defined in Section 5.3) in, on or under the Premises or the Building not placed in or released thereon by Tenant or its employees, agents, contractors, subtenants or invitees.

5.2.  SIGNS.  Landlord shall affix and maintain a sign (restricted solely to Tenant’s name as set forth herein or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises, together with a directory strip listing Tenant’s name as set forth herein in the lobby directory of the Building.  Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises.

5.3   HAZARDOUS MATERIALS.  Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation, “Hazardous Materials” herein) in the Premises or Project without the prior written consent of Landlord, except for minor quantities of Hazardous Materials of the type commonly found in ordinary office supplies and equipment.  Tenant acknowledges that it has read, understands and, if applicable, shall comply with the provisions of Exhibit H to this Lease, if that Exhibit is attached. To Landlord’s actual knowledge, there is not asbestos or lead paint located on or about the Building.

ARTICLE 6.  LANDLORD SERVICES

6.1.  UTILITIES AND SERVICES.  Landlord and Tenant shall be responsible to furnish those utilities and services to the Premises to the extent provided in Exhibit C, subject to the conditions and payment obligations and standards set forth in this Lease.  Landlord’s failure to furnish, or any interruption, diminishment or termination of, services due to the application of laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of force majeure (defined in Section 20.8) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.

Notwithstanding the foregoing, if as a result of the direct actions of Landlord, its employees, contractors or authorized agents, for more than three (3) consecutive business days following written notice to Landlord there is no HVAC or electricity services to all or a portion of the Premises, or such an interruption of other essential utilities and building services, such as fire protection or water, so that all or a portion of the Premises cannot reasonably be used by Tenant for normal business purposes, then Tenant’s Basic Rent (or an equitable portion of such Basic Rent to the extent that less than all of the Premises are affected) shall thereafter be abated until the Premises are again usable by Tenant; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air conditioning equipment, then there shall not be an abatement of Basic Rent.  The foregoing provisions shall be Tenant’s sole recourse and remedy in the event of such an interruption of services, and shall not apply in case of the actions of parties other than Landlord, its employees, contractors or authorized agents, or in the case of damage to, or destruction of, the Premises (which shall be governed by the provisions of Article 11 of the Lease).  Any disputes concerning the foregoing provisions shall be submitted to and resolved by JAMS arbitration pursuant to Section II of the Work Letter attached to this Lease.

6.2.  OPERATION AND MAINTENANCE OF COMMON AREAS.  During the Term, Landlord shall operate and maintain in good condition all Common Areas within the Building and the Project.  The term “Common Areas” shall mean all areas within the Building, Project and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space.

6.3.  USE OF COMMON AREAS.  The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with Rules and Regulations described in Article 17 below.  Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy.  Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose; provided that Landlord shall use commercially reasonable efforts to minimize any material interference to Tenant’s access to and use of the Premises.

ARTICLE 7.  REPAIRS AND MAINTENANCE

7.1.  TENANT’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Tenant at its sole expense shall make all repairs necessary to keep the Premises and all improvements and fixtures therein in good condition and repair, excepting ordinary wear and tear.  Tenant’s maintenance obligation shall include without limitation all appliances, interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises, together with any supplemental HVAC equipment servicing only the Premises.  Should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as additional rent for all reasonable costs incurred (including the standard supervision fee) upon submission of an invoice.

7.2.  LANDLORD’S MAINTENANCE AND REPAIR.  Subject to Articles 11 and 12, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning (“HVAC”) equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), and the structural, electrical, mechanical and plumbing systems of the Building (including elevators, if any, serving the Building), except to the extent provided in Section 7.1 above.  Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset. Except as provided in Sections 6.1 and 11.1 and Article 12 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor laws now or hereafter in effect.

7.3.  ALTERATIONS.  Tenant shall make no alterations, additions, decorations, or improvements (collectively referred to as “Alterations”) to the Premises without the prior written consent of Landlord.  Landlord may impose, as a condition to its consent, such requirements as are reasonable.  Tenant shall use Landlord’s designated mechanical and electrical contractors, obtain all required permits for the Alterations and shall perform the work in compliance with all applicable laws, regulations and ordinances with contractors reasonably acceptable to Landlord. Landlord shall be entitled to a supervision fee in the amount of 3% of the cost of such Alterations requiring a permit from the City of Irvine or which would affect the Building mechanical and/or operating systems.  Landlord may elect to cause its architect to review Tenant’s architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant.  Should the Alterations proposed by Tenant and consented to by Landlord change the floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems.  Unless Landlord otherwise agrees in writing, all Alterations affixed to the Premises, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), but excluding moveable trade fixtures and furniture, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at least 30 days prior to the Expiration Date, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any Alterations (including without limitation all telephone and data cabling) installed either by Tenant or by Landlord at Tenant’s request (collectively, the “Required Removables”).  In connection with its removal of Required Removables, Tenant shall repair any damage to the Premises arising from that removal and shall restore the affected area to its pre-existing condition, reasonable wear and tear excepted.

7.4.  MECHANIC’S LIENS.  Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant.  In the event that Tenant shall not, within 15 days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond in accordance with California Civil Code Section 8424 or any successor statute, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien.  All expenses so incurred by Landlord shall be reimbursed by Tenant promptly following Landlord’s demand.  Tenant shall give Landlord no less than 20 days’ prior notice in writing before commencing construction of any kind on the Premises.

7.5.  ENTRY AND INSPECTION.  Landlord shall at all reasonable times and with reasonable prior verbal notice of at least 24 hours, except in emergencies or to provide Building services, have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final twelve months of the Term or when an uncured Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease.

In exercising any of Landlord’s rights of entry, inspection, repair, maintenance and construction under this Lease, Landlord shall comply with Tenant’s reasonable security measures and operating procedures and shall use commercially reasonable efforts to minimize any disruption to Tenant.  Further, Landlord shall not exercise any such rights in any such manner as would unreasonably interfere with Tenant’ use of, access to, or parking at the Premises.

ARTICLE 8.  SPACE PLANNING AND SUBSTITUTION

Landlord shall have the right, upon providing not less than 60 days prior written notice (“Landlord’s Relocation Notice”), to move Tenant to other space of comparable size in the Building, or in the Project; provided, however, that Landlord’s Relocation Notice shall not be delivered sooner than the expiration of the 12th full calendar month of the Term following the Commencement Date.  The new space shall be provided at no additional rent and with improvements of comparable quality and utility (including a comparable TV wall) to those within the Premises, and shall contain similar finishes as the Premises, approximately the same rentable square footage as the Premises and approximately the same number of work stations, offices, breakrooms, server rooms (with supplemental HVAC and adequate electrical service) and reception areas as are contained in the Premises as of the date Tenant receives Landlord’s notice of relocation. Landlord shall pay the reasonable out-of-pocket costs to relocate and reconnect Tenant’s personal property and equipment within the new space; provided that Landlord may elect to cause such work to be done by its contractors.  Landlord shall also reimburse Tenant for such other reasonable out-of-pocket costs that Tenant may incur in connection with the relocation.  Within 10 days following request by Landlord, Tenant shall execute an amendment to this Lease prepared by Landlord to memorialize the relocation.  Notwithstanding the foregoing, if the new space is not acceptable to Tenant for any reason, then Tenant may, by written notice to Landlord given not later than 15 days following Landlord’s Relocation Notice, elect to terminate this Lease (such termination to be effective 60 days following such notice to Landlord).

ARTICLE 9.  ASSIGNMENT AND SUBLETTING

(a)                     Tenant shall not, directly or indirectly, assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld if Landlord does not exercise its recapture rights.  Tenant agrees that it is not unreasonable for Landlord to withhold consent to a Transfer to a proposed assignee or subtenant who is an existing tenant or occupant of the Building or Project with whom Landlord has been “actively negotiating” (as hereinafter defined) to expand or relocate within the Building or Project or to a prospective tenant with whom Landlord or Landlord’s affiliate has been actively negotiating.  Any attempted Transfer in violation of this Article shall be a Default by Tenant and shall, at Landlord’s option, be void. Within 30 days after receipt of executed copies of the transfer documentation and such other information as Landlord may request, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) refuse to consent to the Transfer; or (c) if such Transfer is for all or substantially all of the Premises, recapture the portion of the Premises that Tenant is proposing to Transfer.  Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed transferee.  In no event shall any Transfer release or relieve Tenant from any obligation under this Lease, as same may be amended.  Tenant shall pay Landlord a review fee of $1,000.00 for Landlord’s review of any requested Transfer.  Tenant shall pay Landlord, as additional Rent, 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer, less any out-of-pocket costs incurred by Tenant with respect to such Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant’s share of payments received by Landlord. As used herein, “actively negotiating” shall mean that Landlord and the existing or prospective tenant have exchanged written communications concerning the leased space in the Building or the Project within 120 days prior to the date of Tenant’s request for Landlord’s consent.

(b)                     Notwithstanding the foregoing, Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”):  (i) Tenant is not then in Default hereunder; (ii) Tenant gives Landlord written notice prior to such Permitted Transfer; and (iii) the successor entity resulting from any merger or consolidation of Tenant or the sale of all or substantially all of the assets of Tenant, has a net worth at the time of the Permitted Transfer that is at least equal to the net worth of Tenant immediately before the Permitted Transfer; provided that such net worth condition shall not apply with respect to a sublease to an Affiliate if Tenant continues to occupy the Premises.  “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

ARTICLE 10.  INSURANCE AND INDEMNITY

10.1.  TENANT’S INSURANCE.  Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D.  Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

10.2.  TENANT’S INDEMNITY.  To the fullest extent permitted by law, but subject to Section 10.4 below, Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s agents, employees, lenders, and affiliates, from and against any and all negligence, claims, liabilities, damages, costs or expenses arising either before or after the Commencement Date which arise from or are caused by Tenant’s use or occupancy of the Premises, the Building or the Common Areas of the Project, or from the conduct of Tenant’s business, or from any activity, work, or thing done, permitted or suffered by Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees in or about the Premises, the Building or the Common Areas of the Project, or from any Default in the performance of any obligation on Tenant’s part to be performed under this Lease, or from any negligence or willful misconduct on the part of

Tenant or Tenant’s agents, employees, subtenants, vendors, contractors, invitees or licensees.  Landlord may, at its option, require Tenant to assume Landlord’s defense in any action covered by this Section 10.2 through counsel reasonably satisfactory to Landlord.  Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord against any liability or expense to the extent it is ultimately determined that the same was caused by the sole negligence or willful misconduct of Landlord, its agents, contractors, employees, vendors, invitees or licensees.

10.3.  LANDLORD’S NONLIABILITY.  Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, resulting from any condition including, but not limited to, acts or omissions (criminal or otherwise) of third parties and/or other tenants of the Project, or their agents, employees or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building except to the extent arising from the gross negligence or willful misconduct of Landlord, its agents or any and all affiliates of Landlord in connection with the foregoing (but subject to Section 10.4 below).  Notwithstanding anything to the contrary contained in this Lease, in no event shall Landlord be liable for Tenant’s loss or interruption of business or income (including without limitation, Tenant’s consequential damages, lost profits or opportunity costs), or for interference with light or other similar intangible interests.

10.4.  WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any property insurance policies carried or otherwise required to be carried by this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligation to pay deductibles under any such policies and this Lease.

ARTICLE 11.  DAMAGE OR DESTRUCTION

11.1.  RESTORATION.

(a)                                 If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless Landlord reasonably determines that:  (i) the Premises have been materially damaged and there is less than 1 year of the Term remaining on the date of the casualty; (ii) any Mortgagee (defined in Section 13.1) requires that the insurance proceeds be applied to the payment of the mortgage debt; or (iii) proceeds necessary to pay the full cost of the repair are not available from Landlord’s insurance, including without limitation earthquake insurance.  Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the “Casualty Notice” (as defined below), and this Lease shall terminate as of the date of delivery of that notice.

(b)                                 As soon as reasonably practicable following the casualty event but not later than 60 days thereafter, Landlord shall notify Tenant in writing (“Casualty Notice”) of Landlord’s election, if applicable, to terminate this Lease.  If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage.  If the anticipated repair period exceeds 270 days and if the damage is so extensive as to reasonably prevent Tenant’s substantial use and enjoyment of the Premises, then either party may elect to terminate this Lease by written notice to the other within 10 days following delivery of the Casualty Notice.

(c)                                  In the event that neither Landlord nor Tenant terminates this Lease pursuant to Section 11.1(b), Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term.  Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to any Alterations.  Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs to such Alterations.

(d)                                 From and after the business day next following the date of the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises.

(e)                                  Notwithstanding the provisions of subsections (a), (b) and (c) of this Section 11.1, but subject to Section 10.4, the cost of any repairs shall be borne by Tenant, and Tenant shall not be entitled to rental abatement or termination rights, if the damage is due to the fault or neglect of Tenant or its employees, subtenants, contractors, invitees or representatives.

11.2.  LEASE GOVERNS.  Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 12. EMINENT DOMAIN

Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”).  Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority.  All compensation awarded for a Taking shall be the property of Landlord.  Tenant agrees that the provisions of this Lease shall govern any Taking and shall accordingly supersede any contrary statute or rule of law.

ARTICLE 13.  SUBORDINATION; ESTOPPEL CERTIFICATE

13.1.  SUBORDINATION.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”).  The party having the benefit of a Mortgage shall be referred to as a “Mortgagee.”  This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination and attornment agreement in favor of the Mortgagee, provided such agreement provides a non-disturbance covenant benefitting Tenant.  Alternatively, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease in the event of a foreclosure of any mortgage.  Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the Security Deposit not actually recovered by such purchaser nor bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations.  Tenant acknowledges that Landlord’s Mortgagees and their successors-in-interest are intended third party beneficiaries of this Section 13.1.

13.2.  ESTOPPEL CERTIFICATE.  Tenant shall, within 10 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate in favor of those parties as are reasonably requested by Landlord (including a Mortgagee or a prospective purchaser of the Building or the Project).

ARTICLE 14.  DEFAULTS AND REMEDIES

14.1.  TENANT’S DEFAULTS.  In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a “Default” by Tenant:

(a)                                 The failure by Tenant to make any payment of Rent required to be made by Tenant, as and when due, where the failure continues for a period of 3 days after written notice from Landlord to Tenant.  The term “Rent” as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease.

(b)                                 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease (in which event the failure to perform by Tenant within such time period shall be a Default), the failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section 14.1, where the failure continues for a period of 30 days after written notice from Landlord to Tenant(provided, however, that if compliance with such provisions is not reasonably capable of being completed within such thirty (30) day period, then Tenant shall have an additional reasonable period of time in which to cause such compliance provided it pursues such compliance in good faith and with diligence).

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law, and Landlord shall not be required to give any additional notice under California Code of Civil Procedure Section 1161, or any successor statute, in order to be entitled to commence an unlawful detainer proceeding.

14.2.  LANDLORD’S REMEDIES.

(a)                                 Upon the occurrence of any Default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i)                         Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  Such termination shall not affect any accrued obligations of Tenant under this Lease.  Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property.  Landlord shall also be entitled to recover from Tenant:

(1)               The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)               The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3)               The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4)               Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys’ fees, and any other reasonable costs; and

(5)               At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.  Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the 24 month period immediately prior to Default, except that if it becomes necessary to compute such rental before the 24 month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period.  As used in subparagraphs (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of 10% per annum.  As used in subparagraph (3) above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(ii)                      Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(b)                                 The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.  No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Default by Tenant.  The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Default.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it.  Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any successor statute, in the event this Lease is terminated by reason of any Default by Tenant.  No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.

14.3.  LATE PAYMENTS.  Any Rent due under this Lease that is not paid to Landlord within 5 days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid and if any Rent due from Tenant shall not be received by Landlord or Landlord’s designee within 5 days after the date due, then Tenant shall pay to Landlord, in addition to the interest, a late charge for each delinquent payment equal to the greater of (i) 5% of that delinquent payment or (ii) $100.00. Notwithstanding the foregoing, the late fee for the initial late payment of Basic Rent and/or Operating Expenses during each calendar year of the Term shall be waived.

14.4.  DEFAULT BY LANDLORD.  Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within 30 days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the 30 day period and thereafter diligently pursues the cure to completion.

14.5.  EXPENSES AND LEGAL FEES.  Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other reasonable costs.  The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

14.6.  WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a)                                 LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

(b)                                 In the event that the jury waiver provisions of Section 14.6 (a) are not enforceable under California law, then, unless otherwise agreed to by the parties, the provisions of this Section 14.6 (b) shall apply.  Landlord and Tenant agree that any disputes arising in connection with this Lease (including but not limited to a determination of any and all of the issues in such dispute, whether of fact or of law) shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee.  Nothing within this Section 14.6 shall apply to an unlawful detainer action.

14.7  SATISFACTION OF JUDGMENT.  The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Project and out of the rent or other income from such property receivable by Landlord, and no action for any deficiency may be sought or obtained by Tenant.

ARTICLE 15.  END OF TERM

15.1.  HOLDING OVER.  If Tenant holds over for any period after the Expiration Date (or earlier termination of the Term), such tenancy shall constitute a tenancy at sufferance only and possession shall be subject to all of the terms of this Lease, except that the monthly rental shall be 150% of the total monthly rental for the month immediately preceding the date of termination.  The acceptance by Landlord of monthly hold-over rental in a lesser amount shall not constitute a waiver of Landlord’s right to recover the full amount due unless otherwise agreed in writing by Landlord.  If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. The foregoing provisions of this Section 15.1 are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

15.2.  SURRENDER OF PREMISES; REMOVAL OF PROPERTY.  Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, damage due to casualty, and repairs which are Landlord’s obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering, voice and/or data transmission cabling installed by or for Tenant and Required Removables, together with all personal property and debris, and shall perform all work required under Section 7.3 of this Lease.  If Tenant shall fail to comply with the provisions of this Section 15.2, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.

ARTICLE 16.  PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be paid, without abatement, deduction or offset (except as otherwise specifically set forth in this Lease), in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing.  Unless this Lease expressly provides otherwise, all payments shall be due and payable within 10 days after demand.  All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.  Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 12 of the Basic Lease Provisions, by personal service or by any courier or “overnight” express mailing service.  Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address.  The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery.  If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE 17.  RULES AND REGULATIONS

Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted by Landlord from time to time.

ARTICLE 18.  BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s) whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease.  Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease.

ARTICLE 19.  TRANSFER OF LANDLORD’S INTEREST

Landlord shall have the right to transfer and assign, in whole or in part, all of its ownership interest, rights and obligations in the Building, Project or Lease, including the Security Deposit, and upon transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations and the return of any Security Deposit.

ARTICLE 20.  INTERPRETATION

20.1.  NUMBER.  Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular.

20.2.  JOINT AND SEVERAL LIABILITY.  If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

20.3.  SUCCESSORS.  The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

20.4.  TIME OF ESSENCE.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

20.5.  CONTROLLING LAW/VENUE.  This Lease shall be governed by and interpreted in accordance with the laws of the State of California.

20.6.  SEVERABILITY.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

20.7.  WAIVER.  One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition.  Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act.  No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

20.8.  INABILITY TO PERFORM.  In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay.  The provisions of this Section 20.8 shall not operate to excuse a party hereto from any of its financial obligations, including without limitation, Tenant’s obligation to pay Rent as and when due under this Lease.

20.9.  ENTIRE AGREEMENT.  This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

20.10.  QUIET ENJOYMENT.  Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

20.11.  SURVIVAL.  All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

ARTICLE 21.  EXECUTION

21.1.  COUNTERPARTS; DIGITAL SIGNATURES.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Lease, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

21.2.  CORPORATE AND PARTNERSHIP AUTHORITY.  Tenant and Landlord each represent and warrant that the individuals executing this Lease on behalf of Tenant and Landlord, respectively, is duly authorized to execute and deliver this Lease, and that this Lease is binding upon Tenant and Landlord, respectively, in accordance with its terms.

21.3.  EXECUTION OF LEASE; NO OPTION OR OFFER.  The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises.  Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

ARTICLE 22.  MISCELLANEOUS

22.1.  MORTGAGEE PROTECTION.  No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any Mortgagee of a Mortgage covering the Building whose address has been furnished to Tenant and (b) such Mortgagee is afforded a reasonable opportunity to cure the default by Landlord.  Tenant shall comply with any written directions by any Mortgagee to pay Rent due hereunder directly to such Mortgagee without determining whether a default exists under such Mortgagee’s Mortgage.

22.2.  SDN LIST.  Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).  In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC		TIGERLOGIC CORPORATION
a Delaware limited liability company		a Delaware corporation

By	/s/ Steven M. Case	By	/s/ Richard W. Koe
Steven M. Case
	Executive Vice President,		Richard W. Koe
Office Properties
Chief Executive Officer

By	/s/ Michael T. Bennett	By	/s/ Thomas Lim
Michael T. Bennett
	Senior Vice President, Operations,		Thomas Lim
Office Properties
Chief Financial Officer

EXHIBIT A

DESCRIPTION OF PREMISES

2855 Michelle Drive

1st Floor

A-1

EXHIBIT B

Operating Expenses

(Net)

(a)                                 From and after the Commencement Date and for the remainder of the Term, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section (f) below, incurred by Landlord in the operation of the Building and the Project.  The term “Tenant’s Share” means that portion of any Operating Expenses determined by multiplying the cost of such item by a fraction, the numerator of which is the Floor Area of the Premises and the denominator of which is the total rentable square footage, as reasonably determined from time to time by Landlord, of (i) the Building, for expenses determined by Landlord to benefit or relate substantially to the Building rather than the entire Project, and (ii) all or reasonably some of the buildings in the Project, for expenses reasonably determined by Landlord to benefit or relate substantially to all or some of the buildings in the Project rather than any specific building.  Landlord reserves the right to allocate to the entire Project any Operating Expenses which may benefit or substantially relate to a particular building within the Project in order to maintain greater consistency of Operating Expenses among buildings within the Project.  In the event that Landlord reasonably determines that the Premises or the Building incur a non-proportional benefit from any expense, or is the non-proportional cause of any such expense, Landlord may allocate a greater percentage of such Operating Expense to the Premises or the Building.  In the event that any management and/or overhead fee payable or imposed by Landlord for the management of Tenant’s Premises is calculated as a percentage of the rent payable by Tenant and other tenants of Landlord, then the full amount of such management and/or overhead fee which is attributable to the rent paid by Tenant shall be additional rent payable by Tenant, in full, provided, however, that Landlord may elect to include such full amount as part of Tenant’s Share of Operating Expenses.

(b)                                 Commencing prior to the start of the first full “Expense Recovery Period” of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period.  Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, concurrently with payments of Basic Rent.  If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate.  Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant’s Share of Operating Expenses shall be equitably prorated for any partial year.

(c)                                  Within 180 days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within 30 days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the Reconciliation Statement.  Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto; provided that Landlord shall not be entitled to collect any Operating Expenses from Tenant which were not billed to Tenant within the earlier to occur of:  (i) 2 years following the end of the Expense Recovery Period during which such Operating Expenses were incurred, or (ii) 180 days following the end of the Expense Recovery Period in which this Lease expires or is earlier terminated.  Any amount due Tenant shall be credited against installments next coming due under this Exhibit B, and any deficiency shall be paid by Tenant together with the next installment.  Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses within 120 days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

(d)                                 Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within 30 days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid.  Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than 30 days after such final determination.  However, in lieu thereof, Landlord may deliver a reasonable estimate of the anticipated reconciliation amount to Tenant prior to the Expiration Date of the Term, in which event the appropriate party shall fund the amount by the Expiration Date.

(e)                                  If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant’s Share of Operating Expenses for the year, then the estimate of Tenant’s Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to the estimated amount of Tenant’s Share of the increase.  Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant’s Share thereof and the months for which the payments are due.  Tenant shall pay the increase to Landlord as part of the Tenant’s monthly payments of estimated expenses as provided in paragraph (b) above, commencing with the month in which the increase will be effective.

(f)                                   The term “Operating Expenses” shall mean and include all Project Costs, as defined in Section (g) below, and Property Taxes, as defined in Section (h) below.

B-1

(g)                                  The term “Project Costs” shall mean all expenses of operation, management, repair, replacement and maintenance of the Building and the Project, including without limitation all appurtenant Common Areas (as defined in Section 6.2 of the Lease), and shall include the following charges by way of illustration but not limitation:  water and sewer charges; insurance premiums, deductibles, or reasonable premium equivalents or deductible equivalents should Landlord elect to self insure any risk that Landlord is authorized to insure hereunder; license, permit, and inspection fees; light; power; window washing; trash pickup; janitorial services to any interior Common Areas; heating, ventilating and air conditioning; supplies; materials; equipment; tools; reasonable fees for consulting services; access control/security costs, inclusive of the reasonable cost of improvements made to enhance access control systems and procedures; establishment of reasonable reserves for replacement of the roof of the Building; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Project (“Compliance Costs” herein); the cost of any capital improvements or replacements (other than tenant improvements for specific tenants) but only to the extent of the amortized amount thereof over the useful life of such capital improvements or replacements (or, if such capital improvements or replacements are anticipated to achieve a cost savings as to the Operating Expenses, any shorter estimated period of time over which the cost of the capital improvements or replacements would be recovered from the estimated cost savings) calculated at a market cost of funds, all as determined by Landlord, for each year of useful life or shorter recovery period of such capital expenditure whether such capital expenditure occurs during or prior to the Term, provided that such capital expenditures shall be limited to (1) improvements which are reasonably intended to increase or enhance building security and/or safety (such as lighting, life/fire safety systems, etc.), (2) repairs or replacements of the Building systems or the Common Areas for functional (and not aesthetic) reasons, (3) Compliance Costs; and/or (4) expenditures incurred as a cost or labor saving measure or to affect other economies in the operation or maintenance of the Building or the Common Areas (collectively, “Permitted Capital Items”); costs associated with the maintenance of an air conditioning, heating and ventilation service agreement, and maintenance of any communications or networked data transmission equipment, conduit, cabling, wiring and related telecommunications facilitating automation and control systems, remote telecommunication or data transmission infrastructure within the Building and/or the Project, and any other maintenance, repair and replacement costs associated with such infrastructure; capital costs associated with a requirement related to demands on utilities by Project tenants, including without limitation the cost to obtain additional voice, data and modem connections; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord’s personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 7.2, and Exhibits C and F of the Lease; and reasonable and market-competitive overhead and/or management fees for the professional operation of the Project.  It is understood and agreed that Project Costs may include competitive charges for direct services (including, without limitation, management and/or operations services) provided by any subsidiary, division or affiliate of Landlord.

(h)                                 The term “Property Taxes” as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Project, including without limitation, the following:  (i) all real estate taxes or personal property taxes levied against the Premises, the Building or Project, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.  Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded, and “Property Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (i) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term; (ii) imposed on land and improvements other than the Building or the Project; or (iii) attributable to Landlord’s franchise, general net income, capital gains, inheritance, gift, documentary transfer or estate taxes, or penalties or interest arising out of the failure to pay Property Taxes when due.

(i)                                     Notwithstanding anything to the contrary herein, “Project Costs” shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Costs”):  (i) Costs occasioned by the breach by Landlord of any of its obligations under this Lease; (ii) Costs of any renovation, improvements, painting or redecorating (or allowances thereof) of any leasable space within Project not made available for Tenant’s use; (iii) Costs incurred in connection with negotiations or disputes with any other occupant contractor or lender of the Project; (iv) Costs incurred in connection with the presence of any Hazardous Material, except to the extent caused or permitted by Tenant; (v) interest, charges and fees incurred on debt incurred by Landlord; (vi) Costs occasioned by casualties or by the exercise of the power of eminent domain (as described in Sections 11.1(a) and 12 of this Lease, respectively); (viii) Costs for which Landlord is responsible as expressly provided in Section 2 of Exhibit G attached to this Lease (or elsewhere in this Lease, where such condition is set forth as Landlord’s “sole cost and expense”); (ix) Costs which could properly be capitalized under generally accepted accounting principles, consistently applied, except for Permitted Capital Items to the extent amortized over the useful life of the item in question as set forth in Section (g) above; (x) Costs occasioned by the violation of any law by Landlord, its authorized agents, employees or contractors; (xi) commissions for the lease of space in or sale of the Project; (xii) specific costs which are to be separately billed to or paid by tenants of the Building, other than pursuant to the pass-through of Operating Expenses; (xiii) costs, repairs and restorations paid for by the proceeds of any insurance, warranty or guaranty benefiting the Landlord; and (xiv) costs, including legal fees relating to the creation, maintenance and operation of the entity which constitutes the Landlord. .

B-2

EXHIBIT C

UTILITIES AND SERVICE

The following standards for utilities and services shall be in effect at the Building.  Landlord reserves the right to adopt nondiscriminatory modifications and additions to these standards.  In the case of any conflict between these standards and the Lease, the Lease shall be controlling.  Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

1.  Landlord shall make reasonable HVAC services available to the Premises during the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday and, upon Tenant’s notice, Saturdays from 9:00 a.m. to 1:00 p.m. (“Building Hours”), generally recognized national holidays excepted.  Subject to the provisions set forth below, Landlord shall also furnish the Building with elevator service (if applicable), reasonable amounts of electric current for normal lighting by Landlord’s standard overhead fluorescent and incandescent fixtures and for the operation of office equipment consistent in type and quantity with that utilized by typical office tenants of the Building and Project, and water for lavatory purposes.  Tenant will not, without the prior written consent of Landlord, connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water.  Because the Building systems have been designed for normal occupancy of approximately four persons per one thousand usable square feet, Tenant understands that excess occupancy of the Premises may result in excessive use of power and other services and may inhibit the efficient cooling of the Premises.  This paragraph shall at all times be subject to applicable governmental regulations.

2.  Upon written request from Tenant delivered to Landlord at least 24 hours prior to the period for which service is requested, but during normal business hours, Landlord will provide any of the foregoing building services to Tenant at such times when such services are not otherwise available.  Tenant agrees to pay Landlord for those after-hour services at rates that Landlord may establish from time to time.  If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit C, Tenant shall first obtain the consent of Landlord, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed.  The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter.  The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current, plus any additional expense incurred in keeping account of the electric current consumed.

3.  Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only.  If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes, Landlord may, in its discretion, install a water meter to measure Tenant’s water consumption.  Tenant shall pay Landlord for the cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant’s occupancy.  Tenant shall keep the meter and installed equipment in good working order and repair at Tenant’s own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant’s expense.  Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant’s default in making that payment Landlord may pay the charges on behalf of Tenant.  Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

4.  In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease.  If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent.  If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

5.  Landlord shall provide janitorial services five days per week, equivalent to that furnished in comparable buildings, and window washing as reasonably required; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises other than exclusively as offices.  The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions.  Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that they exceed the refuse and rubbish usually attendant with general office usage.

6.  Tenant shall have access to the Building 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Building.  Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls.  In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice.  Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant.  Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services.  Tenant further acknowledges that Landlord’s access systems may be temporarily inoperative during building emergency and system repair periods.  Tenant agrees to assume responsibility for compliance by its employees with any regulations established by Landlord with respect to any card key access or any other system of building access as Landlord may establish.  Tenant shall be liable to Landlord for any loss or damage resulting from its or its employees use of any access system.

7.  The costs of operating, maintaining and repairing any supplemental air conditioning unit serving only the Premises shall be borne solely by Tenant.  Such costs shall include all metered electrical charges as described above in this Exhibit C, together with the cost, as reasonably estimated by Landlord, to supply cooling water or other means of

C-1

heat dissipation for the unit.  Should Tenant desire to install such a unit, the plans and specifications must be submitted in advance to Landlord and approved in writing by Landlord.  Such installation shall be at Tenant’s sole expense and shall include installation of a separate meter for the operation of the unit.  Landlord may require Tenant to remove at Lease expiration any such unit installed by or for Tenant and to repair any resulting damage to the Premises or Building.

8.  Tenant shall also pay, as an item of additional rent within ten (10) days after delivery of Landlord’s statement or invoice therefor, for the “after hours” usage by Tenant of HVAC services to the Premises at the rates that Landlord may establish from time to time, currently $30.00 per hour for “after hours” usage; provided that the foregoing shall not apply to supplemental HVAC equipment that Tenant pays separately.  If the HVAC unit(s) servicing the Premises also serve other leased premises in the Building, “after hours” shall mean usage of said unit(s) before 7:00 A.M. or after 6:00 P.M. on Mondays through Fridays, before 9:00 A.M. or after 1:00 P.M. on Saturdays and all day on Sundays and on generally-recognized national holidays, subject to reasonable adjustment of said hours by Landlord.  If the HVAC unit(s) serve only the Premises, “after hours” shall mean more than sixty-six (66) hours of usage during any week during the Term.  “After hours” usage shall be determined based upon the operation of the applicable HVAC unit during each of the foregoing periods on a “non-cumulative” basis (that is, without regard to Tenant’s usage or nonusage of other unit(s) serving the Premises, or of the applicable unit during other periods of the Term).  Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder.  Landlord shall at all reasonable times have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord.  Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities and services to Tenant, including, without limitation, telephone lines, may be charged to Tenant.

C-2

EXHIBIT D

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect during the Term, and Tenant shall also cause any subtenant to comply with the requirements.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these requirements.

1.  Tenant shall maintain, at its sole cost and expense, during the entire Term:  (i) commercial general liability insurance with respect to the Premises and the operations of Tenant in, on or about the Premises, on a policy form that is at least as broad as Insurance Service Office (ISO) CGL 00 01 (if alcoholic beverages are sold on the Premises, liquor liability shall be explicitly covered), which policy(ies) shall be written on an “occurrence” basis and for not less than $2,000,000 combined single limit per occurrence for bodily injury, death, and property damage liability; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance coverage of at least $1,000,000 each accident and each disease; (iii) with respect to Alterations constructed by Tenant under this Lease, builder’s risk insurance, in an amount equal to the replacement cost of the work; and (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring all Alterations, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than 90% of their replacement cost (with replacement cost endorsement), which policy shall also include business interruption coverage in an amount sufficient to cover 1 year of loss; provided, however, that Landlord not Tenant shall insure all Tenant Improvements constructed pursuant to the Work Letter and existing at the Premises as of the Commencement Date.  In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.  All policies of insurance required to be carried by Tenant pursuant to this Exhibit D shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report.  The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such deductible or retained limit with waiver of subrogation in favor of Landlord.  Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy.  A certificate of insurance, certifying that coverage is in place, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises.  Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord at least five (5) days prior to the expiration of the coverage.  In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

3.  Tenant’s commercial general liability insurance shall contain a provision that the policy shall be primary to and noncontributory with any policies carried by Landlord, together with a provision including Landlord and any other parties in interest designated by Landlord as additional insureds.  Tenant’s policies described in Subsections 1 (ii), (iii) and (iv) above shall each contain a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives.  Tenant also waives its right of recovery for any deductible or retained limit under same policies enumerated above.  If for any reason any of the required insurance is cancelled or non-renewed, notice shall be given in accordance with policy provisions, and Tenant shall promptly deliver such notice to Landlord.  Landlord shall also be named as an additional insured on any excess or umbrella liability insurance policy carried by Tenant.  Limits of liability may be satisfied by a combination of commercial general liability and excess or umbrella liability insurance.

NOTICE TO TENANT:  IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD’S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

D-1

EXHIBIT E

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant’s use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof.  In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1.                                      Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

2.                                      The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose.  The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities.  Smoking is permitted outside the building and within the Project only in areas designated by Landlord.  Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Project at any time.  No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord.

3.                                      No awnings or other projection shall be attached to the outside walls of the Building.  No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4.                                      Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building.  Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5.                                      The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6.                                      Landlord shall direct electricians as to the manner and location of any future telephone wiring.  No boring or cutting for wires will be allowed without the prior consent of Landlord.  The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7.                                      The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises.  No exterior storage shall be allowed at any time without the prior written approval of Landlord.  The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

8.                                      Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise.  Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9.                                      No animals, except for seeing eye dogs, shall be permitted at any time within the Premises.

10.                               Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord.  Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

11.                               Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and each Tenant shall cooperate to prevent the same.  Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose.  Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit or prevent access to the Buildings by any food or beverage vendor, whether or not invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

E-1

12.                               No equipment of any type shall be placed on the Premises which in Landlord’s opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

13.                               Regular building hours of operation are from 6:00 AM to 6:00 PM Monday through Friday and 9:00 AM to 1:00 PM on Saturday.  No additional air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord.

14.                               The entire Premises, including vestibules, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant.  All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection.  All cardboard boxes must be “broken down” prior to being placed in the trash container.  All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance.  Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures.  Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval.  The burning of trash, refuse or waste materials is prohibited.

15.                               Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may reasonably direct and at such intervals as Landlord may reasonably require.

16.                               All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease.  Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord.  In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.  Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.

17.                               No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs.  Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

18.                               The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord.  Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in the elevator.

19.                               Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written consent of Landlord.

20.                               Landlord may from time to time grant other tenants of the Project individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

21.                               Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises.  Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant at least 30 days in advance of their implementation.

E-2

EXHIBIT F

PARKING

Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 11 of the Basic Lease Provisions, which spaces shall be unreserved and unassigned, on those portions of the Common Areas designated by Landlord for parking.  Tenant shall not use more parking spaces than such number.  All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant.  Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas.  There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense.  Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Landlord.  Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas.  Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; after the expiration of the initial 60-month Term of this Lease, to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable.  Any person using the parking area shall observe all directional signs and arrows and any posted speed limits.  In no event shall Tenant interfere with the use and enjoyment of the parking area by other tenants of the Project or their employees or invitees.  Parking areas shall be used only for parking vehicles.  Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord.  Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage.  Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

F-1

EXHIBIT G

ADDITIONAL PROVISIONS

1.  RIGHT TO EXTEND THIS LEASE.  Provided that no Default has occurred under any provision of this Lease and is continuing, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant (and/or its Affiliates) is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease (other than pursuant to a Permitted Transfer), then Tenant may extend the Term of this Lease for one (1) extension period of either 36 or 60 months (the “Extension Period”).  Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 9 months or more than 12 months prior to the Expiration Date of the Term, Tenant’s irrevocable written notice of its commitment to extend (the “Commitment Notice”).  Tenant’s Commitment Notice shall irrevocably specify whether the Extension Period shall be for 36 or 60 months, and in the absence of such specification, the Extension Period shall be deemed to be for 36 months. The Basic Rent payable under the Lease during the Extension Period of the Term shall be determined as provided in the following provisions.

If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the Extension Period, then not less than 90 days or more than 120 days prior to the Expiration Date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 60 month renewal of comparable space in the Project for similar terms as the term of the Extension Period (together with any increases thereof during the extension period) as of the commencement of the Extension Period (“Landlord’s Determination”).  Should Tenant disagree with the Landlord’s Determination, then Tenant shall, not later than 20 days thereafter, notify Landlord in writing of Tenant’s determination of those rental terms (“Tenant’s Determination”).  Within 10 days following delivery of the Tenant’s Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental.  If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter.  Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental.  Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the Premises.  Any appraiser designated hereunder shall have an MAI certification with not less than 5 years experience in the valuation of commercial industrial buildings in the vicinity of the Project.

Within 30 days following the selection of the appraisers and such appraisers’ receipt of the Landlord’s Determination and the Tenant’s Determination, each appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the Extension Period of the Lease for the Premises, as reasonably extrapolated to the commencement of the Extension Period.  Accordingly, either the Landlord’s Determination or the Tenant’s Determination shall be selected by each appraiser as the fair market rental rate for the Extension Period.  In making such determination, each appraiser shall consider rental comparables for the Project together with rental comparables for similarly improved space owned by Landlord in the vicinity of the Project with appropriate adjustment for location and quality of project, but the appraiser shall not attribute any factor for brokerage commissions in making its determination of the fair market rental rate.  The decision of the majority of the appraisers shall control and be binding on the parties. At any time before the decision of the appraisers is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental.  The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the majority of the appraisers.

Within 20 days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the Extension Period, and Tenant shall execute and return same to Landlord within 10 days after Tenant’s receipt of same.  Should the fair market rental not be established by the commencement of the Extension Period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord.  Tenant’s rights under this Section shall belong solely to TigerLogic Corporation, and any attempted assignment or transfer of such rights shall be void and of no force and effect.  Tenant shall have no other right to extend the Term beyond the single Extension Period created by this Section.  Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised Extension Period permitted by this Section.

2.                                      LANDLORD’S RESPONSIBILITIES.

(a)                                 Notwithstanding the provisions of Section 7.2 of this Lease, during the initial 60-month Term of this Lease (as same may be extended by Tenant pursuant to Section 1 above), Landlord agrees to repair and/or replace, at its sole cost and expense and not as a “Project Cost”, all structural walls, foundations, structural elements of the roof of the Building, and underground utility pipes and and/or facilities serving the Building (the “Structural Elements”).  Notwithstanding the foregoing, Landlord’s obligation contained in this Subsection (a) to bear such costs and expenses shall not apply:  (i) to the costs and expenses of periodic maintenance of the Structural Elements, nor (ii) to the extent of the negligence or willful misconduct by Tenant, its employees, agents, contractors, licensees or invitees (in which case Tenant shall be responsible for the reasonable costs of such repairs and/or replacements).  Tenant shall give Landlord prompt notice when Tenant becomes aware of any repairs or replacements required of Landlord pursuant to this Subsection (a), and such repairs shall be made promptly following notice from Tenant.

G-1

(b)                                 Landlord warrants to Tenant as follows: (i) that the roof, plumbing, fire sprinkler system, lighting, heating, ventilation and air conditioning systems and electrical systems serving the Premises shall be in good operating condition on the Commencement Date, and (ii) that the Premises shall be delivered to Tenant on the Commencement Date in a vacant and “broom clean” condition.  Provided that Tenant shall notify Landlord of any non-compliance with the foregoing warranties contained in subsections (i) and/or (ii) above not later than thirty (30) days following the Commencement Date, then Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord’s sole cost and expense and not as a Project Cost.

(c)                                  Landlord shall correct, repair and/or replace any non-compliance of the Building, the Tenant Improvements, and/or the Common Areas with all applicable building permits and codes in effect as of the date of the issuance of building permit(s) therefor, including without limitation, the provisions of Title III of the Americans With Disabilities Act (“ADA”). Said costs of compliance shall be Landlord’s sole cost and shall not be part of Project Costs; including any costs of bringing to code compliance any portions of the Building, the Tenant Improvements and/or the Common Areas which were in compliance when they were built but are required by the applicable governmental entity to be upgraded to current codes, such upgrading requirement, however, not to be triggered as the result of either Alterations by Tenant or by revisions or amendments to the codes themselves.  Landlord shall correct, repair or replace any non-compliance of the Building, the Tenant Improvements and/or the Common Areas with any revisions or amendments to applicable building codes (including, without limitation, the ADA) becoming effective after the date of issuance of the applicable building permit(s) therefor, provided that, subject to the first sentence of this Subsection (c), the amortized cost of such repairs or replacements (amortized over the useful life thereof in accordance with generally accepted accounting principles, consistently applied, and using a market cost of funds reasonably determined by Landlord) shall be included as Project Costs payable by Tenant, and provided that any compliance work “triggered” by Landlord’s performance of the Tenant Improvements Work shall be Landlord’s sole cost.  All other ADA compliance issues which pertain to the Premises, including without limitation, in connection with Tenant’s construction of any Alterations or other improvements in the Premises (and any resulting ADA compliance requirements in the Common Areas if Landlord shall consent to same as more particularly provided in Section 7.3 of this Lease) and the operation of Tenant’s business and employment practices in the Premises, shall be the responsibility of Tenant at its sole cost and expense.  The repairs, corrections or replacements required of Landlord or of Tenant under the foregoing provisions of this Subsection (c) shall be made promptly following notice of non-compliance from any applicable governmental agency.

G-2

EXHIBIT H

LANDLORD’S DISCLOSURES

NONE

H-1

EXHIBIT X

WORK LETTER

BUILD TO SUIT

(Turn-key)

The tenant improvement work (the “Tenant Improvements” and the “Tenant Improvement Work”) shall consist of the work, including work in place as of the date hereof, required to complete the improvements to the Premises as shown in the space plan (the “Plan”) prepared by H. Hendy, dated November 20, 2013, and the cost estimate (the “Cost Estimate”) prepared by Redhawk, dated December 3, 2013.  The Tenant Improvement Work shall include Alternates “B,” “C,” “E,” “F,” and “G” (the “Included Alternates” herein).  The Tenant Improvement Work shall be performed by a contractor selected by Landlord and in accordance with the requirements and procedures set forth below.

I.                                        ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A.                                    Landlord shall cause its contractor to construct the Tenant Improvements in a good and workmanlike manner, in compliance with applicable laws and at Landlord’s sole cost and expense, provided that any additional cost resulting from “Changes” (as hereinafter defined) requested by Tenant and any “Alternates” shown in the Plan which are elected by Tenant (other than the Included Alternates) shall be borne solely by Tenant and paid to Landlord as hereinafter provided.  Unless otherwise specified in the Plan or Cost Estimate, all materials, specifications and finishes utilized in constructing the Tenant Improvements shall be Landlord’s building standard tenant improvements, materials and specifications for the Project as set forth in Schedule I attached hereto (“Standard Improvements”), except for those additions or variations to Building Standard Improvements expressly approved by Landlord and noted on the Plan (any such addition or variation from the Standard Improvements shall be referred to herein as a “Non-Standard Improvement”).  Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion in connection with the Tenant Improvement Work, Tenant shall respond in writing, as appropriate, within 5 days unless a shorter period is provided herein.  Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

B.                                    In the event that Tenant requests in writing a revision to the Plan (“Change”), and Landlord so approves such Change as provided in the Section next below, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the cost to complete the Tenant Improvement Work that such Change would cause.  Such cost shall include an administrative/supervision fee to be paid to Landlord or to Landlord’s management agent in the amount of 3% of the cost of such Change.  Tenant shall approve or disapprove such change order, if any, in writing within 2 business days following Tenant’s receipt of such change order.  If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the cost attributable to such change order concurrently with delivery of Tenant’s approval of the change order, or (ii) defer Tenant’s payment of such increase until the date 10 days after delivery of invoices for same, provided however, that the increase in cost must in any event be paid in full prior to Tenant’s commencing occupancy of the Premises.  If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order.  Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant’s approval of a change order.

C.                                    Landlord agrees that it shall not unreasonably withhold its consent to Tenant’s requested Changes, provided that such consent may be withheld in all events if the requested Change (i) is of a lesser quality than the Tenant Improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, or (vi) would have an adverse aesthetic impact to the Premises or would cause additional expenses to Landlord in reletting the Premises.

D.                                    Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within 5 days following Tenant’s receipt thereof), requests and approves any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a “Tenant Delay”), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date of this Lease shall be deemed to have occurred for all purposes, including without limitation Tenant’s obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the Premises to Tenant but for the collective Tenant Delays.  Should Landlord determine that the Commencement Date should be advanced in accordance with the foregoing, it shall so notify Tenant in writing.  Landlord’s determination shall be conclusive unless Tenant notifies Landlord in writing, within 5 days thereafter, of Tenant’s election to contest same by arbitration pursuant to the provisions of Section III below.  Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date set forth in the aforesaid notice from Landlord.

E.                                     All Standard Tenant Improvements and Non-Standard Improvements shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant prior to the commencement of the Tenant Improvement Work, or with respect to work referenced in any Change, within five (5) days of receipt of such Change, require Tenant to remove all or any of the Non-Standard Improvements, and “Alternates” in the Plan which are elected by Tenant (other than the Included Alternates), and all or any of the Tenant Improvements approved by way of a Change requested by Tenant, to repair any damage to the Premises or the Common Area arising from such removal, and to replace any such Non-Standard Improvements with the applicable Building

X-1

Standard Improvements, or (ii) to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand.  Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date, or sooner termination of this Lease, or within 10 days following notice to Tenant if such notice is given following the Expiration Date or sooner termination. Notwithstanding the foregoing, Tenant shall have no obligation to remove any of the Tenant Improvements that are currently described in the Plan or the Included Alternates.

F.                                      Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date of the Lease in order that Tenant may install fixtures, furniture and cabling through Tenant’s own contractors prior to the Commencement Date.  Any such work shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, and shall be performed in a manner and upon terms and conditions and at times reasonably satisfactory to Landlord’s representative.  The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant’s contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord.  If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon 24 hours written notice to Tenant.  That license is further conditioned upon the compliance by Tenant’s contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers’ compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry.  The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent.  Landlord shall not be liable in any way for any personal injury, and/or loss or damage of property which may occur in connection with such entry by Tenant or in connection with such work being performed by Tenant, the same being solely at Tenant’s risk.  In no event shall the failure of Tenant’s contractors to complete any work in the Premises extend the Commencement Date of this Lease.

G.                                    Tenant hereby designates Thomas G. Lim (Tenant’s Construction Representative”), Telephone No. (650) 649-0115, as its representative, agent and attorney-in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant.  The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant.  Tenant may amend the designation of its Tenant’s Construction Representative(s) at any time upon delivery of written notice to Landlord.

II.                                   DISPUTE RESOLUTION

A.                                    All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE (“JAMS”), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise.  Within 10 business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within 5 business days thereafter, veto one of the three persons so designated.  If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than 2 arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter.  Any arbitration pursuant to this section shall be decided within 30 days of submission to JAMS.  The decision of the arbitrator shall be final and binding on the parties.  All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.                                    Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen.  The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.  Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.                                    The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law.  The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.

X-2

Schedule I

Tenant Improvement / Interior Construction Outline Specifications

(By Tenant/Tenant Allowance)

Note During preliminary walk throughs, construction management is to confirm re-use of existing building components and provide direction to: 1) match existing , or 2) provide new building standard at all remodel conditions; or 3) provide upgrade to building standard based on project team input. Each suite to be reviewed on a case-by-case basis.

TENANT STANDARD
GENERAL OFFICE:

CARPET
Direct glue broadloom carpet.

VINYL COMPOSITION TILE (VCT)
12" x 12" VCT Armstrong Standard Excelon.

WALLS
Standard Walls: 5/8" gypsum drywall on 2-1/2" x 25 ga. metal studs 16" o.c., floor to ceiling construction. No walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building exterior walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall.

Exterior Walls (First Generation Only): 5/8" gypsum drywall furring on 25 ga. metal studs, with R-13 insulation.

PAINT
Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish. Dark colors subject to Landlord approval.

BASE
2-1/2" Burke rubber base; straight at cut pile carpet, coved at resilient flooring and loop carpet.

RUBBER TRANSITION STRIP
Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE
Plastic laminate color at millwork: Nevamar "Smoky White", Textured #S-7-27T.

CEILING
2x4 USG Radar Illusions #2842 scored ceiling tile, installed in building standard 9/16" or 15/16" T-bar grid. Continuous grid throughout.

LIGHTING
All spaces are to be illuminated with building standard 2 x 4 direct/indirect fixtures, approved by the Landlord.

DOORS
1-3/4" solid core, 3'-0" x 8'-10" plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage "D" series "Sparta" latchset hardware, dull chrome finish.

OFFICE SIDELITES
All interior offices to have sidelite glazing adjacent to office entry door, 4' wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

WINDOW COVERINGS
Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

Revised 12/4/13 Page 1 of 4 IRVINE COMPANY OFFICE PROPERTIES

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

SCH-1-1

Tenant Improvement / Interior Construction Outline Specifications
(Continued)

TENANT STANDARD MECHANICAL:

HVAC

General: Exterior corner spaces with more than one exposure shall be provided with a separate zone. Conference Room (or Training Room) 20' x 13' or larger shall be provided with a separate zone. Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Campus Office Building: Interior and Exterior zone VAV boxes shall be connected to the main supply air loop. Exterior zone VAV boxes shall be provided with two-row hot water reheat coil. Interior zone shall be limited to a maximum of 2000 square feet.

Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2'x2' perforated face ceiling diffusers, 2'x2' perforated return air grilles and air balance. All ductwork shall be sheet metal constructed per SMACNA standards and insulated per the latest Title 24 requirements.

Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48" above finished floor. When the building utilizes DDC zone control, DDC system shall be Andover and installed by AAS. DDC system shall be interfaced to the existing Irvine Company network.

Mid-Tech / Manufacturing Building: Air distribution downstream of packaged rooftop units and/or split system fan coil units shall be provided complete with ductwork, 2'x2' perforated face ceiling diffusers, 2'x2' perforated return air grilles and air balance. All ductwork shall be sheet metal constructed per SMACNA standards and insulated per the latest Title 24 requirements. Interior zone shall be limited to a maximum of 2500 square feet.

Packaged rooftop units and/or split system units shall be connected to existing Irvine Company Energy Management System. Thermostats shall be located adjacent to light switch at 48" above finished floor. EMS shall be Andover and installed by AAS.

New packaged rooftop units larger than 5-ton shall be provided with seismic isolation curb with minimum 1-inch spring deflection. New packaged rooftop units larger than 6.25 ton shall be provided with economizer with barometric relief damper.

FIRE PROTECTION

Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of 2' x 2' section of scored ceiling tile. Ceiling drops from shell supply loop.

TENANT STANDARD ELECTRICAL:

ELECTRICAL SYSTEM

A 277/480 volt, three phase, four wire tenant metered distribution section will be added to main service at Main Electrical Room.

Tenant Electrical Room, located within the lease space, as directed by the Landlord, to include 270/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.

Standard tenant electrical capacity will be provided in the following capacity:

- Lighting 277V: Minimum of 1.2 watt watts per s.f.
- General 277V Power: As required to accommodate tenant loads.
- HVAC Power 277/480V: As required to accommodate the HVAC equipment.
- General 120/208V Power: Minimum of 8.0 watts per s.f.

Revised 12/4/13 Page 2 of 4 IRVINE COMPANY OFFICE PROPERTIES

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

SCH-1-2

Tenant Improvement / Interior Construction Outline Specifications
(Continued)

TENANT STANDARD ELECTRICAL (CONTINUED):

LIGHTING
All spaces are to be illuminated with building standard 2' x 4', direct/indirect fixtures based on one (1) fixture per 96 square feet.

All lighting shall be controlled by occupancy sensors and ½ switched per Title 24. Provide wall mounted dual relay occupancy sensors in small spaces and ceiling mounted paired with two switches in double gang box, Leviton "Decora" style switches with a white plastic coverplate, 48" AFF to switch centerline.

Exit signs: Internally illuminated, white sign face with green text.

OUTLETS
Power: Leviton "Decora" style 15 / 20 amp 125-volt specification grade white duplex receptacle mounted vertically, 18" AFF to centerline, with a white plastic coverplate.

All furniture systems will be assumed to be a four (4) circuit / eight (8) wire configuration. All furniture system workstations are assumed to have personal computers only and will be connected at a ratio of eight (8) workstations per four (4) circuit / eight (8) wire homerun.

All wall mounted furniture system communication feeds will be provided with (2) 1 ½" conduit (non-fire rated / non-insulated walls) OR (2) 1 ¼" conduit (fire rated / insulated walls); a 4S/DP box and a double-gang mud ring in the wall. One (1) furniture system communication feeds will be assumed to be capable of providing enough cabling capacity for eight (8) work stations.

Power and Telecom Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box.

All wall mounted general communication outlets in non-fire rated / non-insulated walls will be provided a 2-gang mud ring and a pull string in the wall. All wall mounted communication outlets in fire-rated and insulated walls will be provided with ¾" conduit (voice and / or data only) OR a 1" conduit (combination voice / data), stubbed into the accessible ceiling space, 4S/DP box and a single gang mud ring in the wall. Cover plate, jacks and cables by tenant.

A single tenant telecom room will be provided with a single 4' x 8' backboard. An empty 2" conduit will be routed from this backboard to the building's main telephone backboard. An empty 4" conduit sleeve will be stubbed into the accessible ceiling space.

TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING (IF APPLICABLE):

FLOORS
Sealed concrete.

WALLS
5/8" gypsum wallboard standard partition, height and construction subject to Landlord approval. At furred walls, paint to match Benjamin Moore AC-40 Glacier White. Provide rated partition at occupancy separation, as required by code.

CEILING
Exposed structure, non-painted.

Revised 12/4/13 Page 3 of 4 IRVINE COMPANY OFFICE PROPERTIES

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

SCH-1-3

CAMPUS OFFICE GENERIC SPECIFICATION
THE IRVINE COMPANY

Tenant Improvement / Interior Construction Outline Specifications
(Continued)

TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING (IF APPLICABLE) (CONTINUED):

WINDOWS
None

ACCESS
7'-6" **H** x 7'-6" W glazed service doors. Glazing is bronze reflective glass.

HVAC
None

PLUMBING
Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon "Seagate" #86526 Oyster, with Smooth White FRP panel wainscot to 48" high. Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi-gloss finish.

LIGHTING
T5 High Bay, 2 x 4 fixtures.

OTHER ELECTRICAL
Convenience outlets; surface mounted at exposed concrete walls.

SECURITY
Lockable doors.

Revised 12/4/13 Page 4 of 4 IRVINE COMPANY OFFICE PROPERTIES

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

SCH-1-4

EXHIBIT Y

PROJECT DESCRIPTION

Jamboree Business Park

Y-1